THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "**ACT**"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

HESPEROS, INC.

CONVERTIBLE PROMISSORY NOTE

£5,000,000.00 September 8, 2023

FOR VALUE RECEIVED, Hesperos, Inc., a Delaware corporation (the "**Company**") promises to pay to BTomorrow Ventures Limited ("**Investor**"), or its registered assigns, in lawful money of the United Kingdom the principal sum of Five Million Pound Sterling (£5,000,000.00), together with interest thereon as set forth below (the "**Amount Due**") from the date of this Convertible Promissory Note (this "**Note**") on the unpaid principal balance at the non-compounded base rate of the Bank of England (to be updated on the first business day of each fiscal quarter) plus 8% per annum, such total interest rate not to exceed of 15% per annum. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) the request of Investor on or after September 8, 2025 (the "**Maturity Date**"), or (ii) when, upon the occurrence and during the continuance of an Event of Default, such amounts are declared due and payable by Investor or made automatically due and payable, in each case, in accordance with the terms hereof. This Note is one of the "Notes" issued pursuant to the Purchase Agreement.

The following is a statement of the rights of Investor and the conditions to which this Note is subject, and to which Investor, by the acceptance of this Note, agrees:

1. ***Payments***.

(a) *Interest*. Accrued interest on this Note shall be payable at maturity.

(b) *Voluntary Prepayment*. The principal and interest under this Note may not be prepaid, without the written consent of the Investor.

2. ***Events of Default***. The occurrence of any of the following shall constitute an "**Event of Default**" under this Note and the other Transaction Documents:

(a) *Failure to Pay*. The Company shall fail to pay (i) when due any principal payment on the due date hereunder or (ii) any interest payment or other payment required under the terms of this Note or any other Transaction Document on the date due and such payment shall not have been made within five (5) Business Days of the Company's receipt of written notice to the Company of such failure to pay; or

(b) *Breaches of Covenants.* The Company shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Note or the other Transaction Documents and such failure shall continue for ten (10) business days after the Company's receipt of written notice to the Company of such failure; or

(c) *Representations and Warranties.* Any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of the Company to Investor in writing in connection with this Note or any of the other Transaction Documents, or as an inducement to Investor to enter into this Note and the other Transaction Documents, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished; or

(d) *Voluntary Bankruptcy or Insolvency Proceedings.* The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) admit in writing its inability to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or

(e) *Involuntary Bankruptcy or Insolvency Proceedings.* Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company, or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or any of its subsidiaries, if any, or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 45 days of commencement; or

3. ***Rights of Investor upon Default***. Upon the occurrence of any Event of Default (other than an Event of Default described in **Section 2(e)**)and at any time thereafter during the continuance of such Event of Default, Investor may, with the written consent of a Investor, by written notice to the Company, declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. Upon the occurrence of any Event of Default described in **Section 2(e)**, immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence and during the continuance of any Event of Default, Investor may, with the written consent of a Investor, exercise any other right power or remedy granted to it by the Transaction Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

4. ***Conversion***.

(a) *Automatic Conversion.*

(i) *Conversion upon a Qualified Financing.* If a Qualified Financing occurs prior to the Maturity Date, upon a Qualified Financing this Amount Due shall automatically convert into shares of the Preferred Stock issued in the Qualified Financing. The conversion price for the number of shares

of Preferred Stock to be issued upon such conversion shall equal the lesser of (i) eighty-five percent (85%) of the per share price paid by the investors in the Qualified Financing or (ii) the price equal to the quotient obtained by dividing the amount of pounds equal to one hundred million U.S. dollars ($100,000,000), calculated by applying the average spot exchange rate published by the Bank of England on September 4, 2023, divided by the aggregate number of outstanding shares of the Company's Common Stock as of immediately prior to the initial closing of the Qualified Financing (assuming full conversion or exercise of all convertible and exercisable securities then outstanding other than the Notes). The Investor hereby agrees, as a condition to such conversion, to execute and become party to all agreements that the Company reasonably requests in connection with such Qualified Financing.

(ii) *Conversion upon a Change of Control.* In the event of a Change of Control of the Company, immediately prior to the closing of such Change of Control, in full satisfaction of the Company's obligations under this Note, the Company will pay the Investor an amount equal to the greater of (A) the Amount Due immediately prior to the closing of such Change of Control, or (B) the amount payable on the number of shares of Equity Securities the Investor would be entitled to receive if this Note converted to shares of Equity Securities pursuant to **Section 4(b)(ii)** hereof, rounding down to the nearest whole number of shares.

(iii) *Conversion upon Initial Public Offering.* In the event of the Initial Public Offering, immediately prior to the consummation of the Initial Public Offering, this Note will automatically convert into a number of fully paid and nonassessable shares of the Company's Common Stock at a conversion price equal to the quotient obtained by dividing the amount of pounds equal to one hundred million U.S. dollars ($100,000,000), calculated by applying the average spot exchange rate published by the Bank of England on September 4, 2023, divided by the aggregate number of outstanding shares of the Company's Common Stock as of immediately prior to the Maturity Date, rounding down to the nearest whole number of shares.

(b) *Voluntary Conversion.*

(i) If the Company consummates an equity financing other than a Qualified Financing or an Initial Public Offering (a "**Non-Qualified Financing**") on or prior to the Maturity Date, the Investor may thereafter elect by prior written notice delivered to the Company at least five days prior to such Non-Qualified Financing to convert each outstanding Note pursuant to the terms of **Section 4(a)** hereof.

(ii) If no Qualified Financing or Initial Public Offering occurs on or prior to the Maturity Date, then the Investor may elect to (i) require the full repayment of the Amount Due or (ii) require the conversion of the Amount Due into a number of fully paid and nonassessable shares of the Company's most senior Equity Securities at a conversion price equal to one hundred million U.S. dollars ($100,000,000), calculated by applying the average spot exchange rate published by the Bank of England on September 4, 2023, divided by the aggregate number of outstanding shares of the Company's Common Stock as of immediately prior to the Maturity Date, rounding down to the nearest whole number of shares.

(c) *Material Breach.* Following a material breach of the Purchase Agreement, the BTV Letter Agreement, or the Notes, Investor may, at its election and in its sole discretion, convert this Note into shares of Equity Securities equal to one hundred twenty percent (120.0%) of the number of shares that Investor would have received had it elected a voluntary conversion pursuant to Section 4(b)(ii).

(d) *Conversion Procedure.*

(i) Conversion Pursuant to Section 4(a). If this Note is to be automatically converted, written notice shall be delivered to Investor at the address last shown on the records of the Company for Investor or given by Investor to the Company for the purpose of notice, notifying Investor of the conversion to be effected, specifying the conversion price, the principal amount of the Note to be converted, together with all accrued and unpaid interest, the date on which such conversion is expected to occur and calling upon such Investor to surrender to the Company, in the manner and at the place designated, the Note. Upon such conversion of this Note, Investor hereby agrees to execute and deliver to the Company all transaction documents entered into by other purchasers participating in the Qualified Financing, including a purchase agreement, an investor rights agreement and other ancillary agreements, with customary representations and warranties and transfer restrictions (including, without limitation, a 180-day lock-up agreement in connection with the Initial Public Offering). Investor also agrees to deliver the original of this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Company whereby the holder agrees to indemnify the Company from any loss incurred by it in connection with this Note) at the closing of the Qualified Financing for cancellation; *provided, however*, that upon the closing of the Qualified Financing, this Note shall be deemed converted and of no further force and effect, whether or not it is delivered for cancellation as set forth in this sentence. The Company shall, as soon as practicable thereafter, issue and deliver to such Investor a certificate or certificates for the number of shares to which Investor shall be entitled upon such conversion. Any conversion of this Note pursuant to **Section 4(a)** shall be deemed to have been made immediately prior to the closing of the Qualified Financing, Change of Control, or Initial Public Offering, as applicable, and on and after such date the Persons entitled to receive the shares issuable upon such conversion shall be treated for all purposes as the record holder of such shares.

(ii) Conversion Pursuant to Sections 4(b) or 4(c). Before Investor shall be entitled to convert this Note into shares of Equity Securities, it shall surrender this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Company whereby the holder agrees to indemnify the Company from any loss incurred by it in connection with this Note) and give written notice to the Company at its principal corporate office of the election to convert the same pursuant to **Section 4(b)** or **Section 4(c)** and shall state therein the amount of the unpaid principal amount of this Note to be converted. Upon such conversion of this Note, Investor hereby agrees to execute and deliver to the Company all transaction documents entered into by other purchasers of the Company's Equity Securities, including a purchase agreement, an investor rights agreement and other ancillary agreements, with customary representations and warranties and transfer restrictions (including, without limitation, a 180-day lock-up agreement in connection with the Initial Public Offering). The Company shall, as soon as practicable thereafter, issue and deliver to such Investor a certificate or certificates for the number of shares to which Investor shall be entitled upon such conversion. Any conversion of this Note pursuant to **Section 4(b)** or **Section 4(c)** shall be deemed to have been made upon the satisfaction of all of the conditions set forth in this **Section 4(d)(ii)** and on and after such date the Persons entitled to receive the shares issuable upon such conversion shall be treated for all purposes as the record holder of such shares.

(iii) Fractional Shares; Interest; Effect of Conversion. No fractional shares shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Investor upon the conversion of this Note, the Company shall pay to Investor an amount equal to the product obtained by multiplying the applicable conversion price by the fraction of a share not issued pursuant to the previous sentence. In addition, to the extent not converted into shares of capital stock, the Company shall pay to Investor any interest accrued on the amount converted and on the amount to be paid by Company pursuant to the previous sentence. Upon conversion of this Note in full and the payment of the amounts specified in this paragraph, Company shall be forever released from all its obligations and liabilities under this Note and this

Note shall be deemed of no further force or effect, whether or not the original of this Note has been delivered to the Company for cancellation.

(e) *Notices of Record Date*. In the event of:

(i) Any taking by Company of a record of the holders of any class of securities of Company for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

(ii) Any capital reorganization of Company, any reclassification or recapitalization of the capital stock of Company or any transfer of all or substantially all of the assets of Company to any other Person or any consolidation or merger involving Company; or

(iii) Any voluntary or involuntary dissolution, liquidation or winding-up of Company,

Company will mail to Investor at least ten (10) days prior to the earliest date specified therein, a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and the amount and character of such dividend, distribution or right; and (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding-up is expected to become effective and the record date for determining stockholders entitled to vote thereon.

5. ***MFN Amendment***. If the Company issues any Subsequent Convertible Securities with terms more favorable than those of this Note (including, without limitation, a valuation cap and/or discount) prior to conversion of this Note, the Company will promptly provide the Investor with written notice thereof, together with a copy of such Subsequent Convertible Securities (the "**MFN Notice**") and, upon written request of the Investor, any additional information related to such Subsequent Convertible Securities as may be reasonably requested by the Investor. In the event the Investor determines that the terms of the Subsequent Convertible Securities are preferable to the terms of this Note, the Investor will notify the Company in writing within 10 days of the receipt of the MFN Notice. Promptly after receipt of such written notice from the Investor, the Company agrees to amend and restate this instrument to reflect the terms contained in the Subsequent Convertible Securities in lieu of the terms provided herein.

6. ***Definitions***. As used in this Note, the following capitalized terms have the following meanings:

"**Affiliate**" means with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or other investment fund now or hereafter existing that is controlled by one (1) or more general partners, managing members or investment adviser of, or shares the same management company or investment adviser with, such Person.

"**BTV**" means BTomorrow Ventures Limited.

"**BTV Letter Agreement**" means the Letter Agreement by and between the Company and BTomorrow Ventures Limited in a form mutually acceptable to the Company and BTomorrow Ventures Limited.

"**Change of Control**" means (i) a transaction or series of related transactions in which a Person, or a group of related Persons, acquires from stockholders of the Company shares representing more than fifty percent (50%) of the outstanding voting power of the Company, (ii) any merger or consolidation in which the Company is a constituent party (except any such merger or consolidation in which the holders of units of the Company immediately prior to the transaction continue to hold at least 50% of the voting power of the units or shares entitled to vote for the election of directors of (A) the surviving or resulting company or (B) if the surviving or resulting company is a wholly owned subsidiary of another company, the parent company of such resulting or surviving company, immediately following such transaction), or (iii) sale, conveyance, mortgage, pledge or lease of all or substantially all of the assets, equity securities or intellectual property belonging to the Company, unless BTV elects otherwise by giving written notice thereof to the Company at least five (5) business days before the effective date of such event; provided, that a Qualified Financing or other equity financing shall not constitute a "Change of Control."

"**Equity Securities**" means the Common Stock or Preferred Stock issued upon conversion of this Note pursuant to **Section 4** hereof.

"**Event of Default**" has the meaning given in **Section 2** hereof.

"**Initial Public Offering**" means the closing of the Company's first firm commitment underwritten initial public offering of the Company's Common Stock pursuant to a registration statement filed under the Securities Act.

"**Investor**" means the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

"**Obligations**" means and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to Investor of every kind and description, now existing or hereafter arising under or pursuant to the terms of this Note and the other Transaction Documents, including, all interest, fees, charges, expenses, attorneys' fees and costs and accountants' fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 *et seq.*), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

"**Notes**" means the convertible promissory notes issued pursuant to the Note Purchase Agreement by the Company in the original aggregate principal amount of £10,000,000.

"**Person**" means and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

"**Purchase Agreement**" means the Convertible Promissory Note Purchase Agreement, dated [•] (as amended, modified or supplemented), by and among the Company and the Investors (as defined in the Purchase Agreement) listed on Schedule I thereto.

"**Qualified Financing**" is a transaction or series of transactions pursuant to which the Company issues and sells shares of its Preferred Stock for aggregate gross proceeds of at least fifteen million dollars ($15,000,000) (excluding all existing indebtedness, including proceeds from the incurrence of indebtedness that is converted into such Preferred Stock, or otherwise cancelled in consideration for the issuance of such Preferred Stock) with the principal purpose of raising capital.

"**Securities Act**" means the Securities Act of 1933, as amended.

"**Subsequent Convertible Securities**" means convertible securities that the Company may issue after the issuance of this instrument with the principal purpose of raising capital, including but not limited to, simple agreements for future equity, convertible debt instruments and other convertible securities. Subsequent Convertible Securities excludes: (i) options issued pursuant to any equity incentive or similar plan of the Company; (ii) convertible securities issued or issuable to (A) banks, equipment lessors, financial institutions or other persons engaged in the business of making loans pursuant to a debt financing or commercial leasing or (B) suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions; and (iii) convertible securities issued or issuable in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships.

"**Transaction Documents**" means this Note, each of the other Notes, the Purchase Agreement, and the BTV Letter Agreement.

7. ***Miscellaneous***.

(a) *Successors and Assigns; Transfer of this Note or Securities Issuable on Conversion Hereof.*

(i) Subject to the restrictions on transfer described in this **Section 7(a)**, the rights and obligations of the Company and Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(ii) With respect to any offer, sale or other disposition of this Note or securities into which such Note may be converted, Investor will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of Investor's counsel, or other evidence if reasonably satisfactory to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Upon receiving such written notice and reasonably satisfactory opinion, if so requested, or other evidence, the Company, as promptly as practicable, shall notify Investor that Investor may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this **Section 7(a)** that the opinion of counsel for Investor, or other evidence, is not reasonably satisfactory to the Company, the Company shall so notify Investor promptly after such determination has been made. Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company as provided in the Purchase Agreement. Prior to presentation of this Note for registration of transfer, the Company shall treat the Investor as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.

(iii) Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of a Investor.

(b) *Waiver and Amendment.* Any provision of this Note may be amended, waived or modified upon the written consent of the Company and Investor; provided, however, that no such amendment, waiver or consent shall: (i) reduce the principal amount of this Note without Investor's written consent, or (ii) reduce the rate of interest of this Note without Investor's written consent.

(c) *Notices.* All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and delivered via electronic mail to each party as follows: (i) if to an Investor, at such Investor's electronic mail address set forth in the Schedule of Investors attached as **Schedule I** to the Purchase Agreement, or at such other electronic mail address as such Investor shall have furnished the Company in writing, or (ii) if to the Company, to jkronauge@hesperosinc.com, with a copy to mkirwan@foley.com, or at such other electronic mail address as the Company shall have furnished to the Investors in writing.

(d) *Pari Passu Notes.* Investor acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to the other Notes. In the event Investor receives payments in excess of its pro rata share of the Company's payments to the Investors of all of the Notes, then Investor shall hold in trust all such excess payments for the benefit of the holders of the other Notes and shall pay such amounts held in trust to such other holders upon demand by such holders.

(e) *Payment.* Unless converted into the Company's equity securities pursuant to the terms hereof, payment shall be made in either (i) pounds or (ii) U.S. dollars. If either party makes payment of any amount in U.S. dollars, it shall pay to the other party in U.S. dollars the equivalent amount of pounds, which amount shall be calculated by applying the spot exchange rate published by the Bank of England on the date such payment becomes due.

(f) *Expenses; Waivers.* If action is instituted to collect this Note, the Company promises to pay all costs and expenses, including, without limitation, reasonable attorneys' fees and costs, incurred in connection with such action. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

(g) *Governing Law.* This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware, or of any other state.

(h) *Waiver of Jury Trial; Judicial Reference.* By acceptance of this Note, Investor hereby agrees and the Company hereby agrees to waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Note or any of the Transaction Documents.

(*Signature Page Follows*)

The Company has caused this Note to be issued as of the date first written above.

HESPEROS, INC.

By: ______________________
Name: James F. Kronauge, Jr.
Title: Chief Executive Officer

BTOMORROW VENTURES LIMITED

By: ______________________
Name: Juan M. Palacios
Title: Managing Director

The Company has caused this Note to be issued as of the date first written above.

HESPEROS, INC.

By:_______________________________
Name: James F. Kronauge, Jr.
Title: Chief Executive Officer

BTOMORROW VENTURES LIMITED

DocuSigned by:

By:_______________________________
Name: Juan M. Palacios
Title: Managing Director